Exhibit 3.2

                                  BY-LAW NO. 1

                  a by-law relating generally to the transaction of the business
                  and   affairs   of   ALTAIR    NANOTECHNOLOGIES    INC.   (the
                  "Corporation")

                                 INTERPRETATION

1.       General - In this by-law:

         (a) "Act" means the Canada Business Corporations Act and the regulations thereunder, as from time to time amended, and every statute or regulation (as the case may be) that may be substituted therefor and, in the case of such amendment or substitution, any reference in the by-laws of the Corporation shall be read as referring to the amended or substituted provisions therefor;

         (b)  "Board" means the board of directors of the Corporation;

         (c) "by-laws" means any by-law of the Corporation from time to time in force and effect;

         (d)  "meetings of shareholders" includes annual and special meetings;

         (e) all terms contained in the by-laws which are defined in the Act shall have the meanings given to such terms in the Act, unless the context otherwise requires;

         (f) words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter gender; words importing persons shall include bodies corporate, syndicates, partnerships, trusts and any number or aggregate of persons;

         (g) the invalidity or unenforceability of any provision in this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law; and

         (h)  the  insertion of headings in this by-law are for  convenience  of
              reference   only  and  shall  not  affect  its   construction   or
              interpretation.

                                    DIRECTORS

2. Indemnification - To the maximum extent permitted by law, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgement, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

         The provisions for indemnification contained in the by-laws shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in the individual's official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

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                              MEETINGS OF DIRECTORS

3.       Quorum - A quorum at any meeting of directors is:

         (a) where the articles set out the number of directors, a majority of that number; or

         (b) where the articles set out the minimum and maximum number of directors, a majority of the number of directors which then constitutes the Board.

4. Calling of Meetings - The Board, the Chief Executive Officer, the President or any director may at any time call a meeting of the Board to be held at the time and place determined by the Board or by the person calling the meeting, as the case may be. Notice of every meeting so called shall be given to each director not less than 2 days (exclusive of Saturdays, Sundays and days on which banks generally are closed for business in the Province of Ontario) before the day on which the meeting is to be held.

5. Chair - The Chairperson or, if none, or in the Chairperson's absence from a meeting of the Board, the Chief Executive Officer, the President or, if none, or in the Chief Executive Officer and President's absence, a director chosen by the directors present shall chair each meeting of the Board.

6. First Meeting of New Board - If a quorum of directors is present, each newly elected Board may hold its first meeting immediately following the meeting of shareholders at which such Board was elected, without notice.

7. Votes to Govern - Unless otherwise required by the articles or by law, at all meetings of the Board, every question shall be decided by a majority of the votes cast on the question. In the case of an equality of votes, the chair of the meeting shall have a casting vote.

                                    OFFICERS

         In addition to any officers that may be appointed and the respective powers and duties given to such officers, the following officers of the Corporation, if appointed, shall have the following powers and duties:

8. Chairperson - Subject to the authority of the Board, the Chairperson, if one is appointed, shall have such powers and duties as are specified by the Board and, when present, shall chair all meetings of the Board and all meetings of shareholders.

9. President - Subject to the authority of the Board and subject to the duties imposed upon the Chairperson, if one is appointed, the President, if one is appointed, shall be responsible for the general supervision of the business and affairs of the Corporation.

10. Secretary - Subject to the authority of the Board, the Secretary, if one is appointed, shall:

         (a) give or cause to be given all notices required to be given to shareholders, directors, auditors and members of committees; and

         (b) attend all meetings of directors, shareholders and committees and enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings.

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         The Secretary may delegate all or part of the  Secretary's  duties to a nominee from time to time.

                             DOCUMENTS AND CONTRACTS

11. Execution of Instruments - Deeds, transfers, assignments, contracts and any other documents of the Corporation shall be signed by any one of the Chief Executive Officer, the president or a vice-president or a director and by the secretary or the treasurer or an assistant secretary or an assistant treasurer or another director. Notwithstanding any provision to the contrary contained in the by-laws, the Board may at any time or times direct the manner in which and the person or persons by whom any particular deed, transfer, assignment, contract or other document, or any class of deeds, transfers, assignments, contracts or other documents, shall be signed.

                            MEETINGS OF SHAREHOLDERS

12. Notice - Notice of the time and place of a meeting of shareholders shall be sent not less than 10 days before the meeting.

13. Meetings Held By Electronic Means - If the directors or shareholders of the Corporation call a meeting of shareholders, those directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

14. Quorum - **A quorum of shareholders for the transaction of business is present at a meeting of shareholders if not less than two persons entitled to vote at the meeting are present in person.

15.      Chair  -  The  Chairperson  or,  if  none  is  appointed,   or  in  the
         Chairperson's absence from a meeting of shareholders, the Chief Executive Officer or President shall chair all meetings of shareholders. If there is no Chairperson, President or Chief Executive Officer, or if none of them is present within 15 minutes after the time appointed for holding the meeting, the persons present at the meeting and entitled to vote thereat shall vote to appoint one of their number to be the chair of the meeting.

16. Persons Entitled To Be Present - The only persons entitled to attend a meeting of shareholders are those entitled to vote thereat, the members of the Board, the auditor of the Corporation, if any, and any others who are entitled or required under any provision of the Act or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

17. Scrutineers - At each meeting of shareholders, one or more scrutineers may be appointed to serve at the meeting by a resolution of the meeting or by the chair of the meeting with the consent of the meeting. Such scrutineers need not be shareholders of the Corporation.

18.      Voting

         (a) Whenever a vote by a show of hands has been taken upon a question, every person present and entitled to vote has one vote. Unless a ballot is demanded, a declaration by the chair of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting is prima facie evidence of the fact, without proof of the number or proportion of the votes recorded in

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              respect of the question. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

         (b) Upon a ballot, each shareholder who is present or represented by proxy is entitled, in respect of the shares which the shareholder is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles in respect of those shares.

19. Votes To Govern - Unless otherwise required by the articles or by law, at all meetings of shareholders, every question shall be decided by the majority of the votes cast on the question. In the case of an equality of votes either by show of hands or by ballot, the chair of the meeting shall have a casting vote.

20. Adjournment - The chair of the meeting may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting of shareholders from time to time and from place to place.

                                     SHARES

21. Enforcement of Liens - In the event that any shareholder (the "Defaulting Shareholder") defaults in the payment of any interest and/or principal due in respect of any indebtedness owing by such shareholder to the Corporation (the "Debt") when the same becomes due and payable and continues in such default for a period of 30 days after notice in writing thereof has been given by the Corporation to such shareholder:

         (a) the Corporation may sell all or any part of the shares then registered in the name of the Defaulting Shareholder (the "Subject Shares") at a bona fide public or private sale or auction. The terms and manner of auction or sale shall be at the sole discretion of the Corporation. The Corporation may accept any offer which it in its absolute discretion considers advisable upon such terms, whether cash or credit or partly cash and partly credit, as it in its discretion considers advisable. Notice of any public or private sale or auction shall be given to the Defaulting Shareholder at least 15 days prior to the date on which such sale is to be held. The proceeds of such sale shall be used and applied firstly to the cost and expense of such sale incurred by the Corporation, including security transfer taxes and legal fees, secondly to reimburse the Corporation for out-of-pocket expenses incurred in connection with the sale, and thirdly for the payment in full of the Debt and other sums due to the Corporation from the Defaulting Shareholder. The balance of the proceeds, if any, shall be paid to the Defaulting Shareholder. If the proceeds of the sale are insufficient to pay the Debt, the Defaulting Shareholder shall remain liable to the Corporation for any such deficiency;

         (b) the Corporation may apply any dividends or other distributions paid or payable on or in respect of the Subject Shares in repayment of the Debt;

         (c) where the Subject Shares are redeemable pursuant to the articles, the Corporation may redeem all or part of the Subject Shares and apply the redemption price to the Debt;

         (d) the Corporation may refuse to register a transfer of all or part of the Subject Shares until the Debt is paid; and

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         (e)  in  exercising  one or more of the rights  granted in this by-law, the Corporation shall not prejudice or surrender any other rights of enforcement of its lien which may by law be available to it, or any other remedy available to the Corporation for collection of the Debt, and the Defaulting Shareholder shall remain liable for any deficiency remaining.

                            PAYMENTS BY CORPORATION

22. Dividends - A dividend payable in cash shall be paid by cheque to the order of each registered holder of shares of the class in respect of which such dividend has been declared as at the record date for the determination of shareholders entitled to receive such dividend and shall be delivered to each such holder or mailed by ordinary mail, postage prepaid, to such holder at its last address appearing on the central securities register of the Corporation. In the case of joint holders the cheque shall be made payable to the order of all of such joint holders and, if more than one address appears on the central securities register of the Corporation in respect of such joint holding, the cheque shall be delivered or mailed to the first address so appearing. The mailing or delivery of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque is not paid at par in Canadian funds on due presentation at the municipality in which the registered office of the Corporation is situate or at any other place where it is by its terms payable. In the event of non-receipt of any dividend cheque by the person to whom it is mailed or delivered as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount upon being furnished with such indemnity and evidence of non-receipt as the Board may from time to time prescribe, whether generally or in any particular case.

                                     NOTICE

23. Notice to Joint Shareholders - All notices with respect to any shares registered in more than one name may, if more than one address appears on the books of the Corporation in respect to such joint holding, be given to such joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to all of the holders of such shares.

24. Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

                             SHAREHOLDERS' AGREEMENT

25. Conflicting Provisions - Notwithstanding anything contained in the by-laws, the provisions of the by-laws shall be amended to the extent necessary to give effect to the provisions of any shareholders' agreement in force between the Corporation and its shareholders, and to the extent that there is any conflict between the provisions of the by-laws and any such shareholders' agreement, the provisions of such shareholders' agreement shall prevail.


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                                By-law Amendment

                                  BY-LAW NO. 8

                  A by-law to amend By-law No. 1 of ALTAIR NANOTECHNOLOGIES INC.

                                                             (the "Corporation")

BE IT ENACTED as a by-law of the Corporation as follows:

29.      INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

         a) To the maximum extent permitted by law, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or any other individual (regardless of whether the other individual is or is not an officer or director or a former officer or director of the Corporation) who acts or acted at the Corporation's request for or on behalf of another entity as a director or officer or in any similar capacity, including action as an employee of the other entity in the capacity of an attorney, against all costs, charges and expenses reasonably incurred by the individual in respect of any threatened, pending or completed civil, criminal, administrative, investigative or other proceeding in which the individual is involved or threatened to become involved as a party, a witness or in any other fashion because of that association with the Corporation or with the other entity. If but only if a proceeding is a derivative action brought by or on behalf of the Corporation or some other entity to procure a judgement in its favour, the indemnification that is provided for in this Section 29(a) and the advancement of monies that is provided for in Section 29(c) shall require prior approval by a court of competent jurisdiction.

         b) Regardless of Section 29(a), the Corporation shall not indemnify an individual if it is ultimately determined by a final and unappealable decision of a court of competent jurisdiction that
              (i) he or she did not act honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which he or she acted as a director or officer or in a similar capacity at the Corporation's request, or (ii) that he or she did not have reasonable grounds for believing that his or her conduct was lawful in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty.


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         c)   The  Corporation  shall  advance  monies to a  director,  officer, employee or other indemnified individual for the costs, charges and expenses of any threatened or pending proceeding that is referred to in Section 29(a) as they are incurred and before the final disposition of the proceeding as soon as the Corporation
              receives  an  unsecured   conditional   personal  promissory  note
              obligating the individual who is entitled to receive the advanced monies to repay them if it is ultimately determined by a final and unappealable decision of a court of competent jurisdiction that the individual must repay the advances because he or she did not satisfy the conditions for indemnification that are set forth in
              Section 29(b). An individual's right to advancement of monies under this Section 29(c) is separate and independent of his or her ultimate right to indemnification under Section 29(a), and no preliminary determination that he or she will ultimately be entitled to indemnification shall be required before the advances required by this Section 29(c) must be made to him or her by the Corporation. For purposes of the advances required by this Section 29(c), there shall be a presumption that the individual receiving
              advanced   monies   satisfied  or  satisfies  the  conditions  for
              indemnification that are set forth in Section 29(b) and the presumption shall continue to apply unless and until it is determined by a final and unappealable decision of a court of competent jurisdiction that the individual does or did not satisfy the conditions for indemnification that are set forth in Section 29(b).

         d)   For  purposes  of Section  29(a)  related to  indemnification  and
              Section 29(c) related to the advancement of monies, the words "costs, charges and expenses" (collectively referred to as "Expenses") shall be broadly construed and shall include Expenses actually and reasonably paid or incurred in connection with the establishment, confirmation, approval, or enforcement of any right to indemnification or advancement of monies under these by-laws as well as Expenses paid or incurred in connection with the prosecution of any claim, counterclaim, or affirmative or other defense in or the investigation, conduct, settlement or appeal of any proceeding that is referred to in Section 29(a). To the maximum extent permitted by law, Expenses shall include amounts paid in settlement, judgements, fines penalties and other liabilities of every kind and character. Expenses shall also include, without limitation (i) attorney's fees, (ii) the fees of any expert witness, investigator, or other individual who is employed by or acting at the request of an attorney, (iii) filing fees and any other costs imposed by or paid to a court or other agency or tribunal, (iv) amounts paid or incurred in connection with the taking, reporting, and transcription of depositions, (v) witness fees and mileage, (vi) amounts paid or incurred for computerized legal or factual research, the preparation of models, exhibits or similar materials for use at trial or otherwise, transportation, lodging, meals, long-distance telephone, telecopy, photocopying, postage, freight, and delivery service, and (vii) reasonable compensation to an individual for which he is not otherwise compensated by the Corporation or other entity for his or her time spent while engaged in the investigation, conduct, settlement, or appeal of any proceeding that is referred to in
              Section 29(a).

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         e)   As soon as the Corporation has received the unsecured  conditional personal promissory note that is required by Section 29(c), the Corporation shall advance monies to an individual who is entitled to advancement under Section 29(c) and the advances shall be made in the fashion required by this Section 29(e). Within fifteen (15) days aver the Corporation receives a written statement itemizing Expenses to be advanced from the individual who is entitled to advancement; the Corporation shall advance them by delivery to him or her of a cashier's check made payable to him or her in. the full amount of the itemized Expenses. Copies of all relevant receipts and invoices must accompany the itemized statement, but no invoice from an attorney must include information that the attorney believes is subject to the attorney-client or the
              solicitor-client   privilege.   No  question  by  the  Corporation
              concerning the itemized statement shall delay advancement of the full amount of Expenses itemized therein, but advancement of the Expenses by the Corporation shall not prejudice the Corporation's right to later question the accuracy or reasonableness of any itemized statement in any court of competent jurisdiction if and when the Corporation chooses to do so.

         f) The provisions for indemnification and advancement of monies that are contained in these by-laws shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement may be entitled under the Act, other applicable law, or any agreement, vote of shareholders or directors or otherwise, both as to action in the individual's official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation or of another entity and shall inure to the benefit of the heirs and legal representatives of such a person. The rights to indemnification and advancement of monies that are contained in these by-laws shall be presumed to have been relied upon by the directors, officers, employees and agents of the Corporation or other entity and shall be enforceable as a contract right.

REPEAL
------

Paragraph No. 29 of By-law No. 1 with respect to Indemnity of Directors and Officers be revoked, and any other by-laws inconsistent herewith be and the same are hereby repealed.

AMENDMENT EFFECTIVE SEPTEMBER 30, 2004

Section 14 of By-law No. 1, be amended to read as follows:

A quorum of shareholders for the transaction of business is present at a meeting of shareholders if not less than 33 ? of the shares entitled to vote at the meeting are present in person or represented by proxy.



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